EXHIBIT 10.1
AMENDMENT NO. 1
TO
TAX RECEIVABLE AGREEMENT

    This Amendment No. 1 (this “Amendment”) is entered into as of December 31, 2020 (the “Effective Date”) by and among HLI, HLA and the Partners signatory hereto. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

WHEREAS, reference is made to the Tax Receivable Agreement (the “Agreement”) dated as of March 6, 2017, by and among Hamilton Lane Incorporated, a Delaware Corporation (“HLI”), Hamilton Lane Advisors, L.L.C., a Pennsylvania limited liability company (“HLA”) and each of the HLA Members.

WHEREAS, the Agreement may be amended in writing by HLI, HLA and the Partners (the “Supermajority Partners”) who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Partners under the Agreement if HLI had exercised its right of early termination under Section 4.01(a) of the Agreement on the date of the most recent Exchange prior to such amendment; and

WHEREAS, the parties hereto, including Partners sufficient to constitute the Supermajority Partners, have agreed to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.The following defined terms appearing in Article I of the Agreement are hereby amended and restated in their respective entireties to read as follows:

    “Agreed Rate” means SOFR plus 100 basis points.

    “Default Rate” means SOFR plus 500 basis points.

    “Early Termination Rate” means the lesser of (i) 7.5% and (ii) SOFR plus 400 basis points.

2.The defined term “LIBOR” appearing in Article I of the Agreement is hereby removed in its entirety.

3.The following defined terms are hereby added to Article I of the Agreement immediately following the definition of “Share of Liabilities” and immediately preceding the definition of “Specified Partner”:

    “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured    overnight financing rate for such Business Day published by the SOFR Administrator on    the SOFR Administrator’s Website on the immediately succeeding Business Day, or, if such rate is unavailable or otherwise unacceptable to HLI, such other rate as may be selected in HLI’s reasonable discretion.

    “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor    administrator of the secured overnight financing rate).

    “SOFR Administrator Website” means the website of the Federal Reserve Bank of New    York, currently at http://www.newyorkfed.org, or any successor source for the secured     overnight financing rate identified as such by the SOFR Administrator from time to time.

4.Except as explicitly modified by Sections 1, 2 and 3 above, the other provisions, terms and conditions of the Agreement are and will remain in full force and effect. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

5.This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by facsimile or email transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

6.This Amendment shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania (and, to the extent applicable, federal law), without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

7.If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be duly executed and delivered as of the date first set forth above.

HAMILTON LANE INCORPORATED

By:	/s/ Atul Varma
Name: Atul Varma
Title: Chief Financial Officer

HAMILTON LANE ADVISORS, L.L.C.

By:	/s/ Atul Varma
Name: Atul Varma
Title: Chief Financial Officer

HLA INVESTMENTS, LLC
By:	HRHLA, LLC, its managing member

By:	/s/ Hartley R. Rogers
Name: Hartley R. Rogers
Title: Manager

HRHLA, LLC

By:	/s/ Hartley R. Rogers
Name: Hartley R. Rogers
Title: Manager

HAMILTON LANE ADVISORS, INC.

By:	/s/ Mario L. Giannini
Name: Mario L. Giannini
Title: President

/s/ Mario L. Giannini
Mario L. Giannini

/s/ Erik R. Hirsch
Erik R. Hirsch

The 2008 Sexton Des. Trust FBO Matthew Sexton

By:	/s/ O. Griffith Sexton
Name: O. Griffith Sexton
Title: Trustee

The 2008 Sexton Des. Trust FBO Laura Sexton

By:	/s/ O. Griffith Sexton
Name: O. Griffith Sexton
Title: Trustee